Exhibit 5.1


                   [CADWALADER, WICKERSHAM & TAFT LETTERHEAD]


                                July 20, 2001


Immtech International, Inc.
150 Fairview Drive, Suite 150
Vernon Hills, Illinois  60061

      Re:   Registration Statement on Form S-3
            ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Immtech International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (No. 333-54138) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering by the Selling Stockholders of 834,250 shares of the Company's common stock, par value $0.01 per share (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied upon
(i) the Registration Statement (No. 333-54138) on Form S-3, including the Prospectus constituting a part thereof, as originally filed on January 22, 2001 with the Commission under the Securities Act as amended on July 20, 2001 and
(ii) such other corporate records, agreements, documents and other instruments and such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company and of public officials. We have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.
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     We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and the legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this opinion letter, the federal securities laws of the United States of America, and with respect to the opinion regarding the Shares, the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinion expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

     Based upon and subject to the foregoing, we are of the opinion that:

            The 584,250 of Shares which are currently outstanding are validly issued, fully paid and non-assessable, and the 250,000 Shares to be issued upon the exercise of a warrant issued to The Kriegsman Group will, upon the payment in full of the exercise price therefor, in accordance with the Warrant Agreement by and between the Company and The Kriegsman Group, dated as of March 15, 2001, be validly issued, fully paid, and non-assessable.

     This opinion is rendered solely in connection with the registration of the Shares. It may not be relied upon for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm. Notwithstanding the foregoing, we consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. In addition, we disclaim any obligation to update this letter for changes in fact or law or otherwise.

                                   Sincerely,

                                   /s/ Cadwalader, Wickersham & Taft